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                                                                Exhibit 23


                             CROWE CHIZEK [LOGO]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 4, 1994 on the 1993 consolidated financial statements of Cortland Bancorp, which report is incorporated by reference in this Form 10-K.




                                                    CROWE, CHIZEK AND COMPANY


Columbus, Ohio
March 17, 1995





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                                                                 Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 8, 1995 on the 1994 consolidated financial statements of Cortland Bancorp and subsidiaries, which report is incorporated by reference in this Form 10-K.



                                                        PACKER, THOMAS & CO.

Youngstown, Ohio
March 17, 1995

                                                               C\CORT401.DOC